EXHIBIT 10.1
FORM OF WARRANT
WARRANT NO. AB-15
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Right to Purchase 714,285 Shares of: Common Stock of Tri-Isthmus Group, Inc.
TRI-ISTHMUS GROUP, INC.
Common Stock Purchase Warrant
     TRI ISTHMUS GROUP, INC., a Delaware corporation (the “Company”), hereby certifies that as of October 30, 2007 (the “Issue Date”), for value received, SMP Investments I, LLC, 3366 N. Torrey Pines Court, Suite 210, La Jolla, California 92037 (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or before 5:00 p.m., Pacific Daylight Time, on October 30, 2009 (the “Expiration Date”), SEVEN HUNDRED FOURTEEN THOUSAND, TWO HUNDRED EIGHTY FIVE (714,285) fully paid and nonassessable shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a purchase price per share equal to the Purchase Price, as defined herein. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant. The initial purchase price for shares subject to this Warrant will be $0.45 per share (the “Initial Purchase Price”), and will be adjusted from time to time as provided herein. The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the “Purchase Price” herein.
     1. Exercise of Warrant; Vesting.
          (a) Subject to (b) below, this Warrant may be exercised by the Holder hereof in full at any time until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company, and by making payment in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (i) the number of shares of Common Stock subject to the Warrant by (ii) the Purchase Price then in effect. The shares of Common Stock subject to this Warrant shall initially be one-third vested, rounded downwards to the nearest share of Common Stock. Holder shall acquire a vested interest with respect to the remaining two-thirds of the shares of Common Stock subject to this Warrant upon the passing of the one year anniversary of the Issue Date.

          (b) In the event Holder ceases to be a member of the Advisory Board of the Company, Holder shall have sixty (60) days from the date Holder ceases to be a member of the Advisory Board (the “End Date”) to exercise all shares of Common Stock underlying this Warrant which have vested as of the End Date. Any such exercise shall be in accordance with the provisions of (a) above, and failure to exercise within the time period shall result in Holder’s forfeiture of all rights and interest in this Warrant.
     2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder hereof a certificate for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as reasonably determined by the Company) of one full share, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise. “Other Securities” shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Sections 3 or 4.
     3. Adjustment.
          (a) Initial Purchase Price; Subsequent Adjustment of Price and Number of Purchasable Shares. The Initial Purchase Price will be adjusted from time to time as provided below. Upon each adjustment of the Purchase Price, the Holder will thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately before such adjustment by the number of shares of Common Stock purchasable pursuant to this Warrant immediately before such adjustment and dividing the product by the Purchase Price resulting from such adjustment.
          (b) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the date of this Warrant effects a subdivision of the outstanding shares of Common Stock, by stock split or otherwise, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Company at any time or from time to time after the date of this Warrant combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 3(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (c) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date of this Warrant either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Purchase Price shall be adjusted pursuant to this Section 3(c) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, “the total number of shares of Common Stock issued and outstanding” on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.
          (d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount and kind of securities of the Company which it would have received had this Warrant been exercised for Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder.
          (e) Adjustment for Recapitalization, Reclassification, or Exchange. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3), then and in any such event the Holder shall have the right thereafter to exercise this Warrant to purchase the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock which might have been purchased under this Warrant immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.
          (f) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section 3 or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to any other person), then, as a part of such capital reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, to which a holder of the number of shares of Common Stock deliverable upon such exercise would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the capital reorganization to the end that the provisions of this Section 3 (including the number of shares deliverable upon exercise of this Warrant) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.
          (g) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Purchase Price and/or the number of shares of Common Stock subject to this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
     4. Exercise upon Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company intends to (a) effect a reorganization, (b) consolidate with or merge into any other person, (c) sell or transfer all or substantially all of its properties or assets to any other person, (d) dissolve, (e) consummate an initial public offering of its securities; or if the Company is sold through the sale of its capital stock, then, notwithstanding any other provision of this Warrant, in each such case, as a condition of such reorganization, consolidation, merger, sale, dissolution, conveyance, or offering the Company shall give at least ten (10) days’ notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale, dissolution, conveyance or offering. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, merger, sale, dissolution, conveyance or offering which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

     5. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.
     6. Notices of Record Date, etc. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or the sale, consolidation or merger of the Company with, to or into any other person, or
          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company;
then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten (10) days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.
     7. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the Holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of

Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.
     8. Transfer of Warrant. This Warrant cannot be transferred without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, the Holder may transfer this Warrant to any of its affiliates without such consent so long as such transfer complies with all applicable securities laws.
     9. No Rights as a Stockholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.
     10. Notices, etc. All notices which are required to be given pursuant to this Warrant shall be in writing and shall be delivered by certified mail, return receipt requested, first class postage prepaid, or sent by overnight express or similarly recognized overnight delivery with receipt acknowledged or by facsimile, with a copy thereof sent by one of the other means. Notices shall be deemed to have been given at the time delivered and shall be addressed as follows or to such other address as a party may designate by proper notice hereunder.

If to Holder:	To the address set forth on the first page hereof.

If to the Company:	Tri Isthmus Group, Inc.
149 South Barrington Ave., Suite 808
Los Angeles, California 90049
Attn.: David Hirschhorn
     11. Securities Laws. By acceptance of this Warrant, the Holder hereby represents to the Company that this Warrant is being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing this Warrant or the Common Stock issuable upon exercise of this Warrant. By acceptance of this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant or the Common Stock issuable upon exercise of this Warrant. The Holder is an “accredited investor” as the term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the shares subject to this Warrant and the Holder is able financially to bear the risks thereof. The Holder understands that the sale and issuance of this Warrant and the Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder further recognizes and acknowledges that because the sale and issuance of this Warrant and the Common Stock issuable upon exercise of this Warrant are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and that the Holder must, therefore, bear the economic risk of such investment indefinitely.
     12. Legend. Unless theretofore registered for resale under the Securities Act, each certificate for shares of Common Stock issued upon exercise of this Warrant shall bear the following or a similar legend:
     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
     13. Miscellaneous. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without regard to conflict of laws principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
* * *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of October 30, 2007.

TRI-ISTHMUS GROUP, INC.
By:
	Name:	DAVID HIRSCHHORN
	Title:	Chief Executive Officer

Warrant No. AB-15

FORM OF SUBSCRIPTION
TRI-ISTHMUS GROUP, INC.
(To be signed only on exercise of Warrant)
TO: TRI-ISTHMUS GROUP, INC.
     1. The undersigned Holder of the attached original, executed Warrant of Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), hereby elects to exercise its purchase right under such Warrant with respect to ___(___) shares (the “Exercise Shares”) of Common Stock (as defined in the Warrant), constituting all the shares of Common Stock subject to the Warrant.
     2. The undersigned Holder is hereby paying the aggregate purchase price for such the Exercise Shares (i) by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $___, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company.
     3. Please issue a stock certificate or certificates representing the Exercise Shares in the name of the undersigned Holder.
Dated:___

Signature of Holder

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